                                                                  Exhibit (d)(6)

                             EXTREME NETWORKS, INC.
                             STOCK OPTION AGREEMENT
                       2000 NONSTATUTORY STOCK OPTION PLAN

     Extreme Networks, Inc. has granted to the individual (the "Optionee") named in the Notice of Grant of Stock Options (the "Notice") to which this Stock Option Agreement (the "Option Agreement") is attached an option (the "Option") to purchase certain shares of Stock upon the terms and conditions set forth in the Notice and this Option Agreement. The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Extreme Networks, Inc. 2000 Nonstatutory Stock Option Plan (the "Plan"), as amended to the Date of Option Grant, the provisions of which are incorporated herein by reference. By signing the Notice, the Optionee: (a) represents that the Optionee has read and is familiar with the terms and conditions of the Notice, the Plan and this Option Agreement, (b) accepts the Option subject to all of the terms and conditions of the Notice, the Plan and this Option Agreement, (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Notice, the Plan or this Option Agreement, and (d) acknowledges receipt of a copy of the Notice, the Plan and this Option Agreement.

     1.  Definitions and Construction.
         -----------------------------

         1.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

              (a) "Date of Option Grant" means the effective date of grant of the Option as set forth in the Notice.

              (b) "Disability" means the permanent and total disability of the Optionee within the meaning of Section 22(e)(3) of the Code.

              (c) "Exercise Price" means the purchase price per share of Stock as set forth in the Notice.

              (d) "Number of Option Shares" means the total number of shares of Stock subject to the Option as set forth in the Notice.

              (e) "Option Expiration Date" means the date ten (10) years after the Date of Option Grant.

              (f) "Securities Act" means the Securities Act of 1933, as amended.

              (g) "Service" means the Optionee's employment or service with the Participating Company Group, whether in the capacity of an Employee or a Consultant. The Optionee's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee's Service. Furthermore, the Optionee's Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Optionee's Service shall be deemed to have terminated unless the Optionee's right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Option Agreement. The Optionee's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its sole discretion, shall determine whether the Optionee's Service has terminated and the effective date of such termination.

              (h) "Vested Shares" means, on any relevant date, that portion of the Number of Option Shares which has vested in accordance with vesting schedule set forth in the Notice. Provided that the Optionee's Service has not terminated prior to the relevant date, an initial installment of shares will become Vested Shares on the initial "Full Vest" date set forth in the Notice, and thereafter the remaining shares will become Vested Shares in substantially equal installments at the periodic rate set forth in the Notice, with the last such installment vesting on the last "Full Vest" date set forth in the Notice.

          1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

     2.   Tax Status of Option.
          ---------------------

          This Option is intended to be a nonstatutory stock option, which is not intended to qualify as an incentive stock option within the meaning of
Section 422(b) of the Code.

     3.   Exercise of the Option.
          -----------------------

          3.1 Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable prior to the termination of the Option (as provided in Section 5) in an amount not to exceed the Vested Shares less the number of shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more shares than the Number of Option Shares.

          3.2 Method of Exercise. Exercise of the Option shall be by written notice to the Company which must state the election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group, prior to the termination of the Option as set forth in Section 5, accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such written notice and the aggregate Exercise Price.

          3.3 Payment of Exercise Price.

              (a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of whole shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the aggregate Exercise Price, (iii) by means of a Cashless Exercise, as defined in Section 3.3(b), or (iv) by any combination of the foregoing.

              (b) Limitations on Forms of Consideration.

                  (i) Tender of Stock. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender, or attestation to the ownership, of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. The Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                  (ii) Cashless Exercise. A "Cashless Exercise" means the assignment in a form acceptable to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to decline to approve or terminate any such program or procedure. Generally, and without
                                                    ----------------------
limiting the Company's absolute discretion, a "cashless exercise" will only be
------------------------------------------------------------------------------
permitted at such times in which the shares underlying this Option are publicly
-------------------------------------------------------------------------------
traded.
-------

          3.4 Tax Withholding. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company Group, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired upon exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired upon exercise of the Option. The Optionee is cautioned that the Option is not exercisable unless the tax withholding obligations of the Participating Company Group are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested, and the Company shall have no obligation to issue a certificate for such shares.

          3.5 Certificate Registration. Except in the event the Exercise Price is paid by means of a Cashless Exercise, the certificate for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, the Optionee's heirs.

          3.6 Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

          3.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

     4.   Nontransferability of the Option.
          ---------------------------------

          The Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent provided in Section 6, may be exercised by the Optionee's legal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

     5.   Termination of the Option.
          --------------------------

          The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Expiration Date, (b) the last date for exercising the Option following termination of the Optionee's Service as described in Section 6, or (c) pursuant to a Transfer of Control, to the extent provided in the Plan.

     6.   Effect of Termination of Service.
          ---------------------------------

          6.1 Option Exercisability.

              (a) Disability. If the Optionee's Service with the Participating Company Group is terminated because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

              (b) Death. If the Optionee's Service with the Participating Company Group is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee's legal representative or other person who acquired the right to exercise the Option by reason of the Optionee's death at any time prior to the expiration of twelve (12) months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date. If the Option is granted prior to April 17, 2001, the Optionee's Service shall be deemed to have terminated on account of death if the Optionee dies within thirty (30) days after the Optionee's termination of Service. If the Option is granted on or after April 17, 2001, the Optionee's Service shall be deemed to have terminated on account of death if the Optionee dies within ninety (90) days after the Optionee's termination of Service.

              (c) Other Termination of Service. If the Optionee's Service with the Participating Company Group terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's Service terminated, (i) for all shares granted prior to April 17, 2001, may be exercised by the Optionee within thirty (30) days after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date, and (ii) for all shares granted on or after April 17, 2001, may be exercised by the Optionee within ninety (90) days after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date (or such other longer period of time as determined by the Board, in its sole discretion).

          6.2 Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 6.1 is prevented by the provisions of Section 3.6, the Option shall remain exercisable until one (1) month after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

         6.3 Extension if Optionee Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section
6.1 of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's termination of Service, or (iii) the Option Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise.

     7.  Rights as a Stockholder, Employee or Consultant.
         ------------------------------------------------

         The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a certificate for the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2 of the Plan. If the Optionee is an Employee, the Optionee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Optionee, the Optionee's employment is "at will" and is for no specified term. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee's Service as an Employee or Consultant, as the case may be, at any time.

     8.  Legends.
         --------

         The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section.

     9.  Restrictions On Transfer of Shares.
         -----------------------------------

         No shares acquired upon exercise of the Option may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Optionee), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Option Agreement, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any shares which will have been transferred in violation of any of the provisions set forth in this Option Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred.

  10.    Binding Effect.
         ---------------

         Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

  11.    Termination or Amendment.
         -------------------------

         The Board may terminate or amend the Plan or the Option at any time; provided, however, that except in connection with a Transfer of Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Option Agreement shall be effective unless in writing.

  12.    Notices.
         --------

         Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address shown on the Notice or at such other address as such party may designate in writing from time to time to the other party.

  13.    Integrated Agreement.
         ---------------------

         The Notice, this Option Agreement and the Plan constitute the entire understanding and agreement of the Optionee and the Participating Company Group with respect to the subject matter contained herein and therein and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Notice and this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.



  14.    Applicable Law.
         ---------------

         This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

                                                   Optionee:____________________


                                                   Date: _______________________


                                 EXERCISE NOTICE
                       [Public Company/Registered Shares]


Extreme Networks, Inc.
3585 Monroe Street
Santa Clara, CA  95051-1450
Attention: Chief Financial Officer

Ladies and Gentlemen:

     1.   Option. I was granted an option ("Option") to purchase shares of the
          ------
common stock of Extreme Networks, Inc. ("Company") pursuant to the Company's 2000 Nonstatutory Stock Option Plan (the "Plan"), and a Notice of Grant of Stock Options and related Stock Option Agreement (collectively, the "Option Agreement") as follows:

          Grant Number:                      ________________________

          Date of Option Grant:              ________________________

          Number of Option Shares:           ________________________

          Exercise Price per Share:          $_______________________

     2.   Exercise of Option. I hereby elect to exercise the Option to
          ------------------
purchase ____________ shares of the Company's Common Stock (the "Shares"), all of which have vested in accordance with the Option Agreement.

     3.   Payment. I enclose payment in full or have made arrangements for
          -------
payment from the sales proceeds of the Shares of the total exercise price for the Shares in the following form(s), as authorized by my Option Agreement:

          [_] Cash:                              $_______________________

          [_] Check:                             $_______________________

          [_] Tender of Company shares:          $_______________________

          [_] Cashless exercise (same-day-sale): $_______________________

     4.   Tax Withholding. I authorize payroll withholding and otherwise will
          ---------------
make adequate provision for federal, state, local and foreign tax withholding obligations of the

Company, if any, in connection with my exercise of the Option and my subsequent disposition of the Shares.

     5.  Optionee Information.
         --------------------

         My address is:

         _______________________________________________________________________

         _______________________________________________________________________

         My Social Security Number is: _________________________________________

     I understand that I am purchasing the Shares pursuant to the terms of the Plan and my Option Agreement, copies of which I have received and carefully read and understand.

                                             Very truly yours,


                                             ____________________________



Receipt of the above is hereby acknowledged.

EXTREME NETWORKS, INC.

By:__________________________________________

Title:_______________________________________

Dated:_______________________________________


                                        2